SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934



Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  IGI, INC.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------

   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------


                                  IGI, INC.

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 16, 2001

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IGI, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 16, 2001 at 10:00 a.m. at the offices of IGI, Inc., Wheat Road and Lincoln Avenue, Buena, New Jersey (the "Meeting") for the purpose of considering and voting upon the following matters:

      1. To elect eight directors to serve until the next Annual Meeting of Stockholders.

      2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the current fiscal year.

      3. To approve the adoption of and the increase in the number of shares authorized under the Company's 1999 Director Stock Option Plan.

      4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

      The Board of Directors has fixed the close of business on Monday, March 19, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

      A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                       By order of the Board of Directors,

                                       Robert E. McDaniel,
                                       CEO & Secretary

April 20, 2001

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEEDS TO BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.


                                  IGI, INC.

                        Wheat Road and Lincoln Avenue
                           Buena, New Jersey 08310

                          _________________________


                               PROXY STATEMENT

                     For Annual Meeting of Stockholders

                           To Be Held May 16, 2001

                          _________________________


      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IGI, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 16, 2001 at 10:00 a.m. at the offices of IGI, Inc., Wheat Road and Lincoln Avenue, Buena, New Jersey, and at any adjournments thereof (the "Meeting").

      All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

      Only the record holders of shares of common stock, $.01 par value per share, of the Company (the "Common Stock") at the close of business on March 19, 2001 may vote at the Meeting. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting. On March 19, 2001 there were 10,577,731 shares of Common Stock outstanding.

      The Notice of Meeting, Proxy Statement, the enclosed Proxy and the Company's Annual Report for the year ended December 31, 2000 are being mailed to stockholders on or about April 20, 2001.

Beneficial Ownership of Common Stock

      The following table sets forth information as of March 19, 2001 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company,
(iii) the Chief Executive Officer and the executive officers of the Company listed in the "Summary Compensation Table" below (collectively, the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


                                             Number of      Percent of
Name of Beneficial Owner                      Shares         Class (1)
----------------------------------------------------------------------

5% Stockholders
Stephen J. Morris                           2,539,901 (2)      23.9%
 66 Navesink Avenue
 Rumson, New Jersey 07760

American Capital Strategies Ltd.            1,907,543 (3)      15.3%
 3 Bethesda Metro Center, Suite 860
 Bethesda, Maryland 20814

Edward B. Hager, M.D.                       1,496,007 (4)      13.7%
 Pinnacle Mountain Farms
 Lyndeboro, NH 0308

Jane E. Hager                               1,235,825 (5)      11.5%
 Pinnacle Mountain Farms
 Lyndeboro, NH 03082

Other Directors and Executive Officers
Terrence D. Daniels                           131,878 (6)       1.2%
Constantine L. Hampers, M.D.                  176,096 (7)       1.6%
Rajiv Mathur                                   88,500 (8)         *
Robert E. McDaniel                            236,492 (9)       2.2%
Terrence O'Donnell                            193,667 (10)      1.8%
John Ambrose                                  100,000 (11)        *
Domenic N. Golato                              60,000 (12)        *
Donald W. Joseph                               18,741 (13)        *
Earl K. Lewis                                  43,924 (14)        *
Paul Woitach                                  230,112 (15)      2.1%
All executive officers and directors,
 as a group (13 Persons)                    5,911,328 (16)     47.9%

--------------------
*     Less than 1% of the Common Stock outstanding.
<F1>  Percentage of beneficial ownership for each person listed is based on
      10,577,731 shares of Common Stock outstanding as of March 19, 2001, and includes the shares of Common Stock underlying options, or other rights, held by such persons that are exercisable within 60 days after March 19, 2001.
<F2>  Includes 816,300 shares which Mr. Morris owns jointly with his wife and 200 shares owned directly by his wife. Also includes 154,460 shares, which are held in an account on behalf of Mr. Morris' children, over which Mr. Morris has voting and investment control, and 42,000 shares held in a building fund on behalf of St. George Greek Orthodox Church of Asbury Park, New Jersey, over which Mr. Morris has voting and investment control. Includes 65,000 shares which Mr. Morris may acquire pursuant to stock options exercisable within 60 days after March 19, 2001.
<F3>  On February 14, 2001, American Capital Strategies Ltd. ("ACS") filed a Schedule 13G with the Securities and Exchange Commission reporting beneficial ownership of a total of 1,907,543 shares, all of which are issuable upon the exercise of warrants held by ACS. ACS reported that it has sole voting and dispositive power over all 1,907,543 shares.
<F4>  Includes 375,000 shares which Dr. Hager may acquire pursuant to stock options exercisable within 60 days after March 19, 2001, and 639,815 shares beneficially owned by Dr. and Mrs. Hager as co-trustees of the Hager Family Trust, who share voting and investment power.
<F5>  Includes 639,815 shares beneficially owned by Dr. and Mrs. Hager, as co-trustees of the Hager Family Trust, who share voting and investment power. Includes 145,000 shares which Mrs. Hager may acquire pursuant to stock options exercisable within 60 days after March 19, 2001.
<F6>  Includes 115,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 19, 2001.
<F7>  Includes 145,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 19, 2001.
<F8>  Includes 88,500 shares which may be acquired pursuant to stock options exercisable within 60 days after March 19, 2001.
<F9>  Includes 232,500 shares which may be acquired pursuant to stock options exercisable within 60 days after March 19, 2001.
<F10> Includes 160,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 19, 2001.
<F11> Includes 100,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 19, 2001.
<F12> Includes 60,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 19, 2001.
<F13> Includes 15,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 19, 2001.
<F14> Includes 30,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 19, 2001.
<F15> Includes 225,000 shares which may be acquired pursuant to stock options exercised within 60 days after March 19, 2001.
<F16> Includes 1,756,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 19, 2001 included in Notes (2) and (4) - (15) above.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by Reporting Persons furnished to the Company, the Company believes that, except as set forth below, during 2000 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.


                                                     Number of
                                                  Transactions Not
Name                  Number of Late Reports      Timely Reported
------------------------------------------------------------------

John Ambrose                   1                         1
Domenic N. Golato              1                         1
Donald W. Joseph               2                         1
Earl K. Lewis                  1                         2
Stephen J. Morris              1                        29


Votes Required

      The holders of a majority of the shares of Common Stock outstanding shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

      The affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Meeting is required for the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the shares of Common Stock voted at the Meeting is required to ratify the appointment of KPMG LLP as independent auditors of the Company (Proposal
2). The affirmative vote of the holders of a majority of the shares of Common Stock voted at the Meeting is required to approve the adoption of and the increase in the number of shares authorized under the Company's 1999 Director Stock Option Plan (Proposal 3).

      Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes cast in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of the holders of a certain percentage of the shares of Common Stock voting on a matter.

                     PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

      The persons named as proxies in the accompanying Proxy intend (unless authority to vote therefor is specifically withheld) to vote for the election of the persons named below as directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies in the accompanying Proxy may vote the Proxy for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. The table below sets forth certain information with respect to the nominees.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.


                                                             Principal Occupation,
                                                                Other Business
                                                              Experience During
                                         Director            Past Five Years and
Name                              Age     Since              Other Directorships
----------------------------------------------------------------------------------

Jane E. Hager                     55      1977      President of Prescott Investment Corp.,
                                                    a real estate development company,
                                                    Lyndeboro, NH since 1991; former
                                                    Treasurer of IGI, Inc.; Director of Fleet
                                                    Bank-NH, Nashua, NH from 1986 to 1998;
                                                    Trustee and Treasurer of the University
                                                    System of New Hampshire; Overseer of
                                                    Dartmouth Mary Hitchcock Hospital;
                                                    Incorporator of New Hampshire Charitable
                                                    Fund, Concord, NH; Trustee of the
                                                    Derryfield School in Manchester, NH;
                                                    Director of Novavax, Inc. from February
                                                    1997 to March 1998; Director of Centrix
                                                    Bank and Trust; Mrs. Hager is the wife of
                                                    Edward B. Hager, M.D.

Terrence O'Donnell                57      1993      Executive Vice President and General
                                                    Counsel, Textron Inc., a producer of
                                                    aircraft, automotive products and industrial
                                                    products, since March 2000; Member of law
                                                    firm of Williams & Connolly, Washington,
                                                    D.C. since April 1992 and from March 1977 to
                                                    October 1989; General Counsel of Department
                                                    of Defense from October 1989 to March 1992;
                                                    Special Assistant to President Ford from
                                                    August 1974 to January 1977; Deputy Special
                                                    Assistant to President Nixon from May 1972
                                                    to August 1974; Director of ePlus, Inc.
                                                    (formerly MLC Holdings).

Constantine L. Hampers, M.D.      68      1994      Chief Executive Officer of MDL Consulting
                                                    Associates, LLC, a medical consulting firm,
                                                    since 1996; Chairman of the Board of Directors
                                                    and Chief Executive Officer of National Medical
                                                    Care, Inc., a provider of in-center and home
                                                    kidney dialysis services and products, from 1968
                                                    to 1996; Executive Vice President and Director
                                                    of W.R. Grace & Co., a supplier of specialty
                                                    chemical, construction and container products,
                                                    from 1986 to 1996; Director of Artificial Kidney
                                                    Services at Peter Bent Brigham Hospital and
                                                    Assistant Professor of Medicine at Harvard
                                                    University School of Medicine prior to 1968 and
                                                    for several years thereafter.

Terrence D. Daniels               58      1996      President of Quad-C, a structured investment
                                                    firm, since November 1989; Vice Chairman of W.R.
                                                    Grace & Co. from 1986 to 1989; Director of
                                                    Collins & Aikman Floorcoverings and numerous
                                                    private companies.

Stephen J. Morris                 68      1999      Co-founder and General Manager of John Morris &
                                                    Sons, Inc., a hotel and restaurant enterprise,
                                                    which Mr. Morris owned and managed from July
                                                    1958 to December 1998; Co-founder and Advisor of
                                                    International Scientific Communications, a
                                                    scientific publishing company.

Donald W. Joseph                  63      2000      Group Vice President of Baxter International
                                                    Inc., a medical products and services company,
                                                    from November 1993 to July 2000; President,
                                                    Renal Business of Baxter International Inc.
                                                    from October 1981 to November 1993; Director of
                                                    Sales and Marketing for the renal division of
                                                    Baxter International Inc. from December 1972 to
                                                    October 1981; Joined Baxter International Inc.
                                                    as Sales Representative in July 1966, where Mr.
                                                    Joseph held various sales management positions
                                                    from July 1966 to December 1972.

Earl K. Lewis                     57      2000      Chairman of the Board, President and Chief
                                                    Executive Officer of FLIR Systems, an infrared
                                                    imaging technology company, from November 1,
                                                    2000 to the present; Chief Executive Officer of
                                                    Thermo Instrument Systems, Inc., which produces
                                                    tools for measurement and analysis, from January
                                                    1998 to July 2000; Chief Operating Officer of
                                                    Thermo Instrument Systems, Inc. from January
                                                    1996 to January 1998; President of Thermo
                                                    Instrument Systems, Inc. from March 1997 to July
                                                    2000; Director of FLIR Systems; Director of
                                                    Spectra-Physics Laser Inc., a commercial laser
                                                    company; Director of SpectRx, Inc., which
                                                    produces optical systems for medical
                                                    applications; Director of Harvard Bioscience,
                                                    Inc., a medical instrument and supply company.

Robert E. McDaniel                50      Director  Chief Executive Officer of IGI, Inc. since
                                          Nominee   September 2000. Executive Vice President and
                                                    General Counsel of IGI, Inc. from April 1999
                                                    to September 2000; Senior Vice President and
                                                    General Counsel of IGI, Inc. from May 1998 to
                                                    April 1999; General Counsel of Presstek, Inc.
                                                    (laser graphic arts company) from April 1997 to
                                                    May 1998; and Commercial Litigation Partner, law
                                                    firm of Devine, Millimet and Branch from April
                                                    1991 to March 1997.

      For information relating to shares of the Company owned by each of the directors, see "Beneficial Ownership of Common Stock."


Board and Committee Meetings

      The Board of Directors met seven (7) times during 2000. Except for Mr. Daniels, each of the current directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served. The Board of Directors has an Executive Committee, an Audit Committee, an Independent Committee of Outside Directors, a Compensation and Stock Option Committee, a Nominating Committee and a Governance Committee. The present composition of the committees of the Board of Directors are set forth below. Membership of the committees may change at the time of the Meeting due to the election of new directors.

      The Executive Committee, whose members are Dr. Hager (Chairman of the Committee from January 1 to February 1, 2000), Dr. Hampers and Mr. Daniels, has the authority to exercise the powers of the Board of Directors between Board meetings. The Audit Committee, whose members are Messrs. O'Donnell (Chairman), Morris and Daniels, reviews the audit of the Company's accounts, monitors the effectiveness of the audit and evaluates the scope of the audit. The Independent Committee of Outside Directors, whose members are Dr. Hampers (Chairman) and Messrs. O'Donnell and Daniels, reviews and approves transactions between management and the Company. The Compensation and Stock Option Committee, whose members are Dr. Hampers (Chairman) and Messrs. Daniels, Joseph and Morris, reviews and recommends salaries and other compensatory benefits for the principal officers of the Company and grants stock options to key employees of the Company and its subsidiaries. The Governance Committee, whose members are Dr. Hampers (Chairman), Mr. Joseph and Ms. Hager, ensures that principles of appropriate corporate governance are developed and maintained. The Governance and Nominating Committee also serves as the nominating body for the Board of Directors and Executive Officers. The Governance and Nominating Committee will consider nominees recommended by security holders. Security holders should submit such nominations in writing to a member of the Governance and Nominating Committee.

      During 2000, the Audit Committee met three (3) times, the Compensation and Stock Option Committee met two (2) times, and the Governance and Nominating Committee met once. The Executive Committee and the Independent Committee of Outside Directors did not meet during 2000.

Director Compensation and Stock Options

      Director Options. In September 1999, the Board of Directors adopted the 1999 Director Stock Plan (the "1999 Plan"). Under the 1999 Plan, on January 2 of each year, beginning with January 2000 (i) each non-employee director is granted a stock option for 15,000 shares, and (ii) each of the Chairmen of the Audit Committee and the Stock Option and Compensation Committee is granted additional stock options for 15,000 and 10,000 shares, respectively. Additionally, under the 1999 Plan, each newly elected director will receive a stock option grant of 15,000 shares at the time of his/her election. All of such options will be granted at an exercise price equal to the closing price of the Common Stock on the American Stock Exchange on the date of grant. All options granted under the 1999 Plan become 100% vested twelve months after the date of grant.

      Pursuant to the 1999 Plan, Ms. Hager, Dr. Hampers and Messrs. Daniels, O'Donnell, Morris, Joseph and Lewis each received options to purchase the following number of shares of Common Stock of the Company:
15,000, 25,000, 15,000, 30,000, 15,000, 15,000 and 15,000, respectively.
The options were received on January 3, 2000, with the exception of Messrs. Joseph and Lewis who received their options on May 17 and September 12, 2000, respectively.

      Director Fees. The Board of Directors adopted the 1998 Directors Stock Plan (the "1998 Plan") in October 1998 to provide each outside director with the right to receive shares of the Company's Common Stock as director compensation in lieu of cash payments of director fees, thereby encouraging ownership in the Company by the directors. Each non-employee director receives $2,000 in value of Common Stock for each meeting of the Board he or she attends in person, $1,000 in value of Common Stock for each telephonic meeting of the Board attended, $500 in value of Common Stock for each Committee meeting attended which is held on the same day as a Board meeting, $1,000 in value of Common Stock for each Committee meeting attended which is not held on the same day as the Board meeting, and up to $5,000 in value of Common Stock annually for the Chairman of certain of the Board Committees. The fees are payable quarterly and the number of shares of Common Stock issued to each director is determined by dividing the fees payable for the quarter by the closing price of the Company's Common Stock on the American Stock Exchange on the last business day of the applicable quarter.

      Pursuant to the 1998 Plan, Ms. Hager, Dr. Hampers and Messrs. Daniels, O'Donnell, Morris, Joseph and Lewis each received the following number of shares, respectively, of Common Stock of the Company, as compensation for 2000: 5,502, 9,910, 3,778, 8,083, 5,502, 4,740 and 1,524,
respectively. These shares represented a total value at the time of issuance of $81,000.

Legal Proceedings

      While no judgment or findings have been entered, Dr. Hampers is currently a party in an SEC administrative cease and desist proceeding styled, In the Matter of Jean-Paul Bolduc, et al, File No. 3-9793 (December 22, 1998). The complaint arises out of accounting practices followed at W.R. Grace & Company ("Grace") from 1991 to 1996 in connection with the booking of reserves at National Medical Care, Inc. ("NMC"), then a wholly-owned subsidiary of Grace. The case is currently stayed by order of the SEC. Dr. Hampers has denied any wrongdoing because the accounting treatment of the reserves at issue was separately approved by the financial staffs of Grace and NMC and by the Audit Committee of the Grace'sBoard of Directors. In addition, Grace's independent auditors, Price Waterhouse LLP, annually reviewed the practices, and in each of the subject fiscal years approved Grace's financial statements with an unqualified opinion.

Certain Relationships and Related Transactions

      During 2000, Company personnel and advisors traveled at various times on Company business on an airplane owned by a company which is wholly-owned by Jane E. Hager, a director of the Company and spouse of Edward B. Hager, M.D. Total charges to the Company for its use of the airplane in 2000 were $39,993. The Company granted 63,989 shares of Common Stock, with a fair market value on the date of grant of $39,993, to Ms. Hager's company as payment for the use of the airplane. The Board of Directors authorized the use of the aircraft for business travel only, provided that (i) the air travel rate billed to the Company for use of the airplane be at least as favorable as the rate charged by private aircraft owners unaffiliated with the Company, and (ii) use of the airplane be limited to 100 hours at $1,350 per hour. Notwithstanding these criteria, the Company was billed for such use of the aircraft at rates not exceeding those for first class commercial airfare.

      American Capital Strategies, Ltd. ("ACS") owns warrants (the "Warrants") to purchase 1,907,543 shares of Common Stock, representing 15.3% of the outstanding capital stock of the Company. The Warrants were issued on October 29, 1999, in connection with a financing arrangement, pursuant to which the Company entered into a $7 million subordinated debt agreement ("Subordinated Debt Agreement") with ACS. Borrowings under the Subordinated Debt Agreement bear interest at the rate of 12.5% per annum plus an additional interest component at the rate of 2.25% through March 2001, and 2% thereafter, which is payable at the Company's election in cash or Company Common Stock. The Subordinated Debt Agreement matures in October 2006.

      In connection with the Subordinated Debt Agreement, the Company issued to ACS the Warrants to purchase 1,907,543 shares of Common Stock at an exercise price of $.01 per share. The Warrants are fully vested and can be exercised by ACS at any time up to October 29, 2009. On April 12, 2000, the Subordinated Debt Agreement was amended whereby a "put" provision, in which ACS had the right to require the Company to repurchase the Warrants under certain circumstances, was replaced with a "make-whole" feature. This feature requires the Company to compensate ACS, in either Common Stock or cash, at the option of the Company, in the event that ACS ultimately realizes proceeds from the sale of its Common Stock obtained upon exercise of the Warrants that are less than the fair value, as defined, of the Common Stock multiplied by the number of shares obtained upon exercise. ACS must exercise reasonable effort to sell or place its shares in the marketplace over a 180-day period before it can invoke the make-whole provision.

      The Subordinated Debt Agreement also contains financial and other covenants and restrictions, which, if breached by the Company, would allow ACS to demand prompt repayment of all outstanding indebtedness. In addition, to secure all of its obligations under the Subordinated Debt Agreement, the Company has granted ACS a subordinate security interest in all of the assets and properties of the Company and its subsidiaries. Pursuant to the Subordinated Debt Agreement, ACS has the right to designate for election to the Company's Board of Directors that number of directors that bears the same ratio to the total number of directors as the number of shares of Common Stock owned by ACS plus the number of shares issuable upon exercise of the Warrants bear to the total number of outstanding shares of Common Stock on a fully-diluted basis, provided that so long as it owns at least 5% of the outstanding Common Stock or any of its loans are outstanding, ACS shall have the right to designate for election at least one director. ACS has not nominated a director for the election of directors to be held at the Meeting; however, a representative of ACS attends meetings of the Company's Board of Directors as an observer on a regular basis.

                           EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company, the most highly compensated executive officers of the Company who received compensation in excess of $100,000 during 2000 and who were serving as executive officers at the end of 2000 and two other highly compensated officers of the Company who received compensation in excess of $100,000 during 2000 but who were not serving as executive officers at the end of 2000.

                         Summary Compensation Table


                                                                                   Long-Term
                                                                                 Compensation
                                                 Annual Compensation                Awards
                                           ----------------------------------    ------------
                                                                                  Securities
                                                                 Other Annual     Underlying       All Other
Name and Principal                         Salary      Bonus     Compensation       Options      Compensation
    Position (1)                 Year       ($)         ($)         ($)(2)          (#)(3)          ($)(4)
-----------------------------------------------------------------------------------------------------------

Edward B. Hager(5) (6)           2000    $ 80,173    $    --       $   --             --         $11,035
  Chief Executive Officer        1999     460,000         --           --        100,000           8,046
                                 1998     380,000         --           --        225,000          11,775

Paul Woitach (6)                 2000     191,752     40,000        7,704             --          12,209
  Chief Executive Officer        1999     200,000     40,000        7,200        200,000           9,296
                                 1998     151,442         --        4,200        100,000           2,848

Robert E. McDaniel (6)           2000     185,000         --        7,200        100,000           9,949
  Chief Executive Officer        1999     185,000         --        7,200        140,000           8,002
  and Secretary                  1998     106,920         --        3,000         60,000           2,963

Rajiv Mathur                     2000     166,771     19,950        7,200        100,000          12,297
  President of Consumer          1999     149,220         --        6,000         40,000           9,978
  Products Division              1998          --         --           --             --              --

David K. O'Hara                  2000     101,224         --        4,350             --           3,119
  Vice President                 1999     137,472     18,182        5,288         70,000           2,478
                                 1998          --         --           --             --              --

John D'Antonio                   2000     166,239     15,706        6,000             --           9,939
  Vice President                 1999     140,963      9,230        5,400         70,000           4,539
                                 1998          --         --           --             --              --

--------------------
<F1>  Lists the principal position with the Company as of December 31,
      2000, with the exception of Edward B. Hager, whose term as Chief Executive Officer ended on February 1, 2000 and Paul Woitach, whose term as Chief Executive Officer ended on September 15, 2000.
<F2>  The amounts shown in this column represent automobile allowances.
<F3>  The Company has never granted any stock appreciation rights.
<F4>  The amounts shown in this column represent premiums for group life insurance and medical insurance paid by the Company and the Company's contributions under its 401(k) plan. In 2000, the Company paid $604, $736, $560, $603, $307 and $550 in group life insurance premiums for Dr. Hager and Messrs. Woitach, McDaniel, Mathur, O'Hara and D'Antonio; $9,389 in medical insurance premiums for each of Dr. Hager and Messrs. Woitach, McDaniel, Mathur and D'Antonio, and $2,812 for Mr. O'Hara; and $1,042, $2,084 and $2,305, respectively, in 401(k)
      plan contributions for Dr. Hager and Messrs. Woitach and Mathur.
<F5>  Dr. Hager elected to defer payment of his salary in 1998 and for part of 1999. Dr. Hager's salary for 1998, which amounted to $380,000, was accrued to expense in 1998. In lieu of cash compensation, Dr. Hager was granted 417,744 shares of Common Stock on November 29, 1999, representing accrued and unpaid salary of $725,000 earned from January 1998 through September 1999 and 63,448 shares of Common Stock on January 12, 2000 representing accrued and unpaid salary of $115,000 earned from October 1, 1999 through December 31, 1999.
<F6>  During 2000, Dr. Hager served as Chief Executive Officer from January
      1, 2000 to February 1, 2000, Mr. Woitach served as Chief Executive Officer from February 1, 2000 to September 15, 2000 and Mr. McDaniel served as Chief Executive Officer from September 15, 2000 to December 31, 2000.

Stock Options

      The following tables set forth certain information concerning option grants during the fiscal year ended December 31, 2000 to the Named Executive Officers and the number and the value of the options held by such persons on December 31, 2000. No options were exercised by Named Executive Officers during 2000.

                      OPTION GRANTS IN LAST FISCAL YEAR


                                                                                        Potential Realizable
                                               Individual Grants                          Value At Assumed
                        ------------------------------------------------------------        Annual Rates
                        Number of       Percent of                                         of Stock Price
                        Securities     Total Options                                        Appreciation
                        Underlying      Granted to       Exercise or                    for Option Term (1)
                          Options      Employees in     Base Price Per    Expiration    --------------------
Name                    Granted (#)    Fiscal Year       Share ($/sh)        Date         5%         10%
------------------------------------------------------------------------------------------------------------

Edward B. Hager               0              ---               ---             ---        ---          ---
Paul Woitach                  0              ---               ---             ---        ---          ---
Robert E. McDaniel      100,000 (2)         15.9             $1.06         9/01/10          0       51,000
Rajiv Mathur             20,000 (2)          3.2              1.56        05/17/10          0            0
                         80,000 (2)         12.7              0.50        12/06/10     40,800       88,800

--------------------
<F1>  Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately.
<F2>  50% of the shares covered by the options vest six months after the date of grant and the remaining 50% of the shares vest one year after the date of grant.

                        Fiscal Year-End Option Values


                         Number of Securities           Value of Unexercised
                        Underlying Unexercised          In-the-Money Options
                      Options at Fiscal Year-End         at Fiscal Year-End
       Name           Exercisable/Unexercisable     Exercisable/Unexercisable(1)
------------------    --------------------------    ----------------------------

Edward B. Hager             375,000/0                        $0/$0
Paul Woitach                225,000/ 75,000                   0/0
Robert E. McDaniel          182,500/117,500                   0/0
Rajiv Mathur                 58,500/135,000                   0/10,000
David K. O'Hara                   0/0                         0/0
John D'Antonio                    0/0                         0/0

--------------------
<F1>  Value based on market value of the Company's Common Stock at the end of fiscal 2000 ($0.625 per share) minus the exercise price.

Employment Agreements

      Pursuant to his Employment Agreement, Dr. Hager was entitled to an annual increase of 10% of his prior year's salary each year through December 31, 1999, the expiration date of the Employment Agreement. Dr. Hager waived the 10% increase for 1998, and chose to defer the payment of his entire annual salary as of January 1, 1998, to preserve funds for the Company's cash needs. Therefore, the Company accrued, but did not pay, Dr. Hager's 1998 salary of $380,000. The Company also accrued, but did not pay, Dr. Hager's 1999 salary of $460,000. On November 29, 1999, the Company issued 348,571 shares of Common Stock, valued at $1.75 per share, in payment of accrued but unpaid salary of $610,000 earned by Dr. Hager from January 1, 1998 to June 30, 1999, and 69,173 shares of Common Stock, valued at $1.66 per share, in payment of his accrued and unpaid salary of $115,000 earned by Dr. Hager from July 1, 1999 through September 30, 1999. On January 12, 2000, the Company issued 63,448 shares of Common Stock, valued at $1.81 per share, in payment of accrued but unpaid salary of $115,000 earned by Dr. Hager from October 1, 1999 through December 31, 1999.

      Dr. Hager resigned as the Company's Chief Executive Officer on February 1, 2000. The Company paid Dr. Hager a salary of $80,173 for services he performed in an advisory role, as Chairman of the Board of Directors and as Chairman of the Executive Committee, from January 1 to April 30, 2000.

      Dr. Hager is bound by certain non-compete and non-solicitation obligations for five years after termination of employment or such longer period during which he receives severance payments under the Employment Agreement.

      Effective September 1, 1999, the Company entered into an employment agreement with Robert E. McDaniel, Chief Executive Officer and former Executive Vice President and General Counsel of the Company. The initial term of the agreement was one year, commencing September 1, 1999 and ending on August 31, 2000. The agreement provides for an automatic extension of the term of the agreement until April 30, 2001, unless either party gave notice to the other on or before August 31, 2000 that the term will not be extended. No such notice was given. Under the terms of the agreement, Mr. McDaniel receives a base salary of $185,000, which is reviewed for merit increases not less than annually. All equity-based awards received by Mr. McDaniel will vest fully upon a change of control. Mr. McDaniel's employment agreement states that his position with the Company is that of Vice President and General Counsel; however, Mr. McDaniel became Chief Executive Officer of the Company on September 15, 2000 and is no longer Vice President and General Counsel of the Company. The Company has not entered into a new employment agreement with Mr. McDaniel since he became its Chief Executive Officer, nor has his employment agreement been amended to reflect his new position with the Company.

      In the event that Mr. McDaniel's employment is terminated by the Company with cause or Mr. McDaniel resigns, Mr. McDaniel will receive his base salary, bonus and all other benefits which have accrued as of the date of termination. In the event Mr. McDaniel's employment is terminated by the Company without cause, Mr. McDaniel is entitled to continuation of his annual salary and benefits for twelve months, and all of his unvested options will fully vest and become exercisable for a period of at least two years after the date of termination.

      Effective July 1, 2000, the Company entered into an employment agreement with Domenic Golato, Senior Vice President and Chief Financial Officer of the Company. The agreement provides for employment through June 30, 2001. Each year beginning June 30, 2001, the term of the agreement shall automatically be extended for an additional year unless either party gives written notice to the other party by April 30 of that year that it does not wish to extend the term of the agreement. Under the terms of the agreement, Mr. Golato receives a base salary of $168,600, which is reviewed for merit increases not less than annually.

      Pursuant to the agreement, Mr. Golato received an option to purchase 60,000 shares of Common Stock of the Company, which vested fully on September 1, 2000. He received an additional option to purchase 40,000 shares of Common Stock of the Company on December 6, 2000, half of which will vest on June 6, 2001 and the remainder of which will vest on December 6, 2001. All equity-based awards will vest fully upon a change of control of the Company or a change in more than half of the members of the Board of Directors over a two year period.

      In the event that Mr. Golato's employment is terminated by the Company with cause or Mr. Golato resigns, Mr. Golato will receive his base salary, bonus and all other benefits which have accrued as of the date of termination. In the event that Mr. Golato's employment is terminated by the Company without cause, Mr. Golato is entitled to continuation of his annual salary and benefits for twelve months, and all of his unvested options will fully vest and become exercisable for a period of at least two years after the date of his termination.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

Overview and Philosophy

      The Compensation and Stock Option Committee of the Board of Directors (the "Committee") consists of three non-employee directors and is responsible for the development and administration of the Company's executive compensation policies and programs, subject to the review and approval by the full Board. The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation for the executive officers of the Company and grants stock options to executives and other key employees of the Company and its subsidiaries.

      The objectives of the Company's executive compensation program are to:

      * Support the achievement of strategic goals and objectives of the Company.

      * Attract and retain key executives critical to the long-term success of the Company.

      * Align the executive officers' interests with the success of the Company.

Compensation Program

      The Company's executive compensation program consists of three principal elements - base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

      The base salaries of Dr. Hager and Messrs. Golato and McDaniel were established pursuant to the terms of their respective employment agreement with the Company. See "Employment Agreements." The base salary of Mr. Woitach was also established pursuant to the terms of his employment agreement with the Company, which provided that Mr. Woitach would receive a base salary of $200,000 per year, to be reviewed for merit increases no less than annually. Base salary levels for the Company's executive officers are generally based on a review of compensation for competitive positions in the market, the executives' job skills and experience and judgments as to past and future contributions of the executives to the Company's success. The Committee seeks to set the annual base salaries of its executives at levels competitive with those paid to executives in those businesses in which the Company is engaged; namely, consumer products and petcare products. It seeks, however, to provide its executives with opportunities for substantially higher compensation through annual incentive awards and stock options.

      The Company made cash incentive payments in 2000 to Mr. Woitach, Mr. Mathur and Mr. D'Antonio in the aggregate amount of $75,656. The annual cash incentive compensation program was designed to tie annual awards to Company and individual executive performance. The Committee considers a number of factors in determining whether annual incentive awards should be paid, including (i) achievement by the Company and/or specific business units of approved budgets, new product introductions, progress in development of new products and operating income and cash flow goals and
(ii) achievement by the executives of their assigned objectives. In considering individual performance, as contrasted to Company performance, the Committee relies more on subjective evaluations of executive performance than on quantitative data or objective criteria. Further, the Company has implemented a variable compensation plan for its top executives. The purpose of the plan is to directly link management compensation to Company performance. Present plans include expanding the application of the variable compensation plan to more upper level managers. Long-term incentives for executive officers and key managers are provided through stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock.

      Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. It has been the Company's practice to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant.

Chief Executive Officer's 2000 Compensation

      Dr. Hager was Chief Executive Officer of the Company from January 1 to February 1, 2000 and Mr. Woitach was Chief Executive Officer of the Company from February 1 to September 15, 2000. Mr. McDaniel became Chief Executive Officer of the Company on September 15, 2000 and currently holds that position.

      Dr. Edward B. Hager, Chairman of the Board and former Chief Executive Officer of the Company, was eligible to participate in the same executive compensation plans available to the other Company executives. In addition to his duties as Chief Executive Officer and Chairman of the Board, Dr. Hager served as Chief Scientific Officer of the Company. The Committee set Dr. Hager's total annual compensation, including annual incentive awards and potential additional compensation derived from the Company's stock option program, at a level it believed was competitive with other comparable companies.

      Dr. Hager's annual compensation was governed by the terms of his employment agreement with the Company. Pursuant to his employment agreement, Dr. Hager was entitled to an annual increase of 10% of his prior year's salary each year through December 31, 1999, the expiration date of the employment agreement. However, Dr. Hager waived the 10% increase for 1998 and chose to defer the payment of his annual salary from 1998 and 1999 to preserve funds for the Company's cash needs. On November 29, 1999, the Company issued 348,571 shares of Common Stock, valued at $1.75 per share, in payment of his accrued and unpaid salary of $610,000 earned by Dr. Hager from January 1998 through June 1999, and 69,173 shares of Common Stock, valued at $1.66 per share, in payment of his accrued and unpaid salary of $115,000 earned by Dr. Hager from July 1999 through September 1999. On January 12, 2000, the Company issued 63,448 shares of Common Stock to Dr. Hager, representing accrued and unpaid salary of $115,000 earned from October 1, 1999 through December 31, 1999.

      In 2000, the Company paid Dr. Hager a salary of $80,173 for services he performed in an advisory role, as Chairman of the Board of Directors and as Chairman of the Executive Committee, from January 1 to April 30, 2000.

      Mr. Woitach's annual compensation was also governed by the terms of his employment agreement with the Company. Pursuant to his employment agreement, Mr. Woitach was entitled to receive a base salary of $200,000, which was to be reviewed for merit increases no less than annually.

      Finally, Mr. McDaniel's annual compensation was governed by the terms of his employment agreement with the Company. Pursuant to his employment agreement, Mr. McDaniel is entitled to a base salary of $185,000 each year which is reviewed for merit increases no less than annually. The Committee awarded Mr. McDaniel an option on September 1, 2000 to purchase 100,000 shares of Common Stock, half of which vested on March 1, 2001 and the remainder of which will vest on September 1, 2001.

      The Committee set both Mr. Woitach's and Mr. McDaniel's total annual compensation, including annual incentive awards and potential additional compensation derived from the Company's stock option program, at a level it believed was competitive with comparable companies.

Tax Considerations

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation in excess of one million dollars paid to its chief executive officer and its other four highest compensated officers. Qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. While the Committee does not currently intend to qualify its annual cash incentive compensation as qualified performance-based compensation, it will continue to monitor the impact of
Section 162(m) on the Company. Based on the compensation received by Dr. Hager, Mr. McDaniel, Mr. Woitach and the other Named Executive Officers, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term.

                                  Compensation and Stock Option Committee

                                  Constantine L. Hampers, M.D., Chairman
                                  Terrence D. Daniels
                                  Donald W. Joseph
                                  Stephen J. Morris

                        REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors (the "Committee") consists of three non-employee directors and is responsible for reviewing the audit of the Company's accounts, monitoring the effectiveness of the audit and evaluating the scope of the audit. The Audit Committee's written charter is attached hereto as Appendix A. The Company's securities are listed on the American Stock Exchange ("AMEX") and, therefore, the members of the Committee are "independent", as such term is defined in Section 121(A) of the AMEX listing standards.

      The Committee has reviewed the financial statements prepared by the Company and audited by KPMG LLP for the fiscal year ended December 31, 2000 and has discussed these financial statements with the Company's management. The Committee has discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU [SECTION] 380), as may be modified or supplemented. The Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.
1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with KPMG LLP their independence. Based on their review and discussions set forth above, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K.

                                  Audit Committee

                                  Terrence O'Donnell (Chairman)
                                  Stephen J. Morris
                                  Terrence D. Daniels

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation and Stock Option Committee was, during fiscal year 2000, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries. During fiscal year 2000, no executive officer of the Company served as a director or member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Compensation and Stock Option Committee, or as a director of the Company.

Comparative Stock Performance

      The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the AMEX Composite Index and a peer group over the same period (assuming the investment of $100 in the Company's Common Stock, the AMEX Composite Index and the peer group on December 31, 1995, and reinvestment of all dividends). The peer group consists of the Company, The Liposome Company, Inc., Sequus Pharmaceuticals (formerly Liposome Technology, Inc.), Nexstar Pharmaceuticals (formerly Vestar, Inc.) and Advanced Polymer Systems, Inc. The Company's Common Stock was suspended from trading on the American Stock Exchange from March 31, 1998 to September 7, 1998 due to delays in filing periodic reports under the Securities Exchange Act of 1934, as amended, and resumed trading on September 8, 1998.

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG IGI, INC,. THE AMEX MARKET VALUE INDEX
                              AND A PEER GROUP


                                      Cumulative Total Return
                      -------------------------------------------------------
                      12/95     12/96     12/97     12/98     12/99     12/00

IGI, INC.             100.00     81.82     48.48     23.48     23.49      7.58
AMEX MARKET VALUE     100.00    101.59    127.06    136.38    174.22    179.02
PEER GROUP            100.00    112.82     88.30     65.00     44.99     27.56

--------------------
* $100 INVESTED ON 12/31/95 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

          PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF AUDITORS

      The Board of Directors has selected KPMG LLP as auditors of the Company for the fiscal year ending December 31, 2001, subject to ratification by stockholders at the Meeting. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this selection. A representative of KPMG LLP is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

      On November 28, 2000, the Company terminated its relationship with PricewaterhouseCoopers LLP, who were the Company's independent accountants for the years ended December 31, 1997 through December 31, 1999, effective as of November 28, 2000. PricewaterhouseCoopers LLP's reports on the Company's 1997 through 1999 financial statements contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, with the exception of its opinion on the Company's 1999 financial statements which was modified to add an explanatory paragraph expressing substantial doubt as to the Company's ability to continue as a going concern. The decision to terminate the client-auditor relationship between the Company and PricewaterhouseCoopers LLP was made by the Company's Board of Directors. For the fiscal years ended December 31, 1997 through December 31, 1999 the Company is unaware of any disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements would have caused PricewaterhouseCoopers LLP to make reference thereto in their report on the financial statements for such periods.

      On November 29, 2000, the Company engaged KPMG LLP to act as its independent accountants. The Company did not consult with KPMG LLP during the fiscal years ended December 31, 1997 through December 31, 1999 regarding matters that were or should have been subject to Statement on Auditing Standard No. 50 or any subject matter of a disagreement or reportable event with its former accountant.

Audit Fees

      The aggregate amount the Company was billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for 2000 was $150,000 plus expenses.

Financial Information Systems Design and Implementation Fees

      KPMG LLP did not render any professional services to the Company in connection with financial information systems design and implementation during 2000, therefore the Company was not billed for any services of that type.

All Other Fees

      KPMG LLP did not render any professional services to the Company during 2000 other than those described under the captions of "Audit Fees" and "Financial Information Systems Design and Implementation Fees", therefore the Company was not billed for any services of that type.

Audit Committee Consideration of These Fees

      The Company's Audit Committee has considered whether the provision of the services covered under the categories of "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of KPMG LLP.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

          PROPOSAL 3 - APPROVAL OF AND PROPOSED INCREASE IN SHARES
                 AUTHORIZED UNDER THE 1999 STOCK OPTION PLAN

      On September 15, 1999, the Company's Board of Directors adopted the Company's 1999 Director Stock Option Plan (the "1999 Plan") and authorized 675,000 shares of Common Stock for issuance under the 1999 Plan. The Board of Directors believes that stock options have been, and will continue to be, an important element in attracting and maintaining directors who are not employees of the Company or any subsidiary of the Company. The Company does not believe that the current number of shares authorized under the 1999 Plan is adequate for the Company's needs. As of March 19, 2001, 100,000 shares of Common Stock remained available for future grants of stock options under the 1999 Plan. The Company wishes to increase the number of authorized options under the 1999 Plan from 675,000 to 1,475,000.

Administration and Eligibility

      The 1999 Plan and the grant of options thereunder is administered by the Compensation and Stock Option Committee of the Company's Board of Directors. All non-employee directors of the Corporation are eligible to receive options under the 1999 Plan. As of March 19, 2001, the Company had seven non-employee directors. All of the options granted under the 1999 Plan are nonstatutory stock options (NSOs) and become fully vested twelve months after the date of grant.

      Under the 1999 Plan, on January 2 of each year, beginning with January 2000 (i) each non-employee director is granted a stock option for 15,000 shares and (ii) each of the Chairmen of the Audit Committee and the Stock Option and Compensation Committee is granted additional stock options for 15,000 and 10,000 shares, respectively. Additionally, under the 1999 Plan, each newly-elected director will receive a stock option grant of 15,000 shares at the time of his or her election. All of such options will be granted at an exercise price equal to the closing price of the Common Stock on the American Stock Exchange on the date of grant.

      Pursuant to the 1999 Plan, Ms. Hager, Dr. Hampers and Messrs. Daniels, O'Donnell, Morris and Paganucci each received options to purchase 50,000 shares of Common Stock of the Company on September 15, 1999. In addition, Ms. Hager, Dr. Hampers and Messrs. Daniels, O'Donnell, Morris, Paganucci, Joseph and Lewis each received options to purchase the following number of shares of Common Stock of the Company: 15,000, 25,000, 15,000, 30,000, 15,000, 15,000, 15,000 and 15,000, respectively. The options were received on January 3, 2000, with the exception of Messrs. Joseph and Lewis who received their options on May 17 and September 12, 2000, respectively. On January 2, 2001, Ms. Hager, Dr. Hampers and Messrs. Daniels, O'Donnell, Morris, Joseph and Lewis each received options to purchase the following number of shares of the Company: 15,000, 25,000, 15,000, 30,000, 15,000,
15,000 and 15,000, respectively.

Purchase Price and Option Terms

      The price at which shares of Common Stock may be purchased upon the exercise of options granted under the 1999 Plan is equal to the fair market value per share on the date of grant, which is deemed to be the closing price of the Common Stock on the American Stock Exchange on the date of grant. The last sale price of the Company's Common Stock reported by the American Stock Exchange on April 6, 2001 was $0.60 per share.

      Except as the Compensation and Stock Option Committee may otherwise determine or provide in an option grant, options granted under the 1999 Plan cannot be assigned, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and shall be exercised during the lifetime of the optionee and only by the optionee. Such options cease to be exercisable at the earlier of ten years from the date of grant or three years after a director ceases to be a director for any reason. In the event that a director ceases to be a director on account of his or her death, the outstanding options (whether exercisable or not on the date of death) may be exercised within three years after such date (subject to the condition that no such option may be exercised after the expiration of ten years from its date of grant).

      Optionees who exercise options to purchase securities under the 1999 Plan may pay cash in the amount of the option exercise price and/or deliver other shares of Common Stock owned by the optionee with a fair market value equal to the exercise price of the option shares to be purchased.

      In the event of a dissolution, liquidation, merger, consolidation or reorganization of the Company (an "Event"), the Board may decide to terminate each outstanding option. If the Board so decides, such option shall terminate as of the effective date of the Event, but the Board shall provide optionees a reasonable notice period during which options which are then exercisable may be exercised.

Federal Income Tax Consequences

      The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 1999 Plan and with respect to the sale of Common Stock acquired under the 1999 Plan.

      A participant will not recognize taxable income upon the grant of a nonstatutory stock option ("NSO"). However, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price. With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Tax Consequences to the Company

      The grant of an option under the 1999 Plan will have no tax consequences to the Company. Moreover, in general, the sale of any Common Stock acquired under the 1999 Plan will not have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Plan, including as a result of the exercise of an NSO. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to ordinary compensation income recognized by participants with respect to NSOs under the 1999 Plan who are subject to withholding.

      THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE ADOPTION OF THE 1999 PLAN AND THE AMENDMENT TO THE 1999 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ADOPTION OF AND THE AMENDMENT TO THE 1999 PLAN.

                STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      Any proposal that a stockholder intends to present at the 2002 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, Wheat Road and Lincoln Avenue, Buena, New Jersey 08310, no later than December 21, 2001, in order to be considered for inclusion in the Proxy Statement relating to that meeting.

      If a stockholder of the Company wishes to present a proposal before the 2002 Annual Meeting and the Company has not received notice of such matter prior to March 6, 2002, the Company shall have discretionary authority to vote on such matter, if the Company includes a specific statement in the proxy statement or form of proxy to the effect that it has not received such notice in a timely fashion.

                                OTHER MATTERS

      The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

      The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                       By Order of the Board of Directors,


                                       Robert E. McDaniel,
                                       CEO & Secretary

April 20, 2001


                                 Appendix A
                                 ----------

                      IGI, INC. AUDIT COMMITTEE CHARTER


I.    Membership

      A. Composition: The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C below.

      B. Independence: A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgement in carrying out the responsibilities of a director, and if he or she:

            1. Has not been an employee of the Company or an affiliate of the Company in the current year or in any of the past three years;

            2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in a person's home);

            3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

            4. Did not within the last fiscal year receive from the Company or its affiliates compensation - other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation - greater than $60,000; and

            5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for-profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000 or
                  (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

            Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

      C. Financial Literacy: Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting or other comparable experience or background which results in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

      D. Chairman: Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II.   Responsibilities of the Audit Committee

      The Audit Committee shall assist the board of directors in fulfilling its responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditor and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgement. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgement, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

      A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

      B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate and (where appropriate) replace the outside auditor.

      C. The Audit Committee shall ensure that it receives from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1, as modified or amended.

      D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

      E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

      F. The Audit Committee shall direct and request that the outside auditor represent to the Audit Committee that the auditor has brought to the attention of the Audit Committee the matters about which Statement on Auditing Standards NO. 61 (as amended) requires discussion, and shall discuss such matters with the outside auditor.

      G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgement deems relevant, the Audit Committee shall consider whether it will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Form 10-K.

      H. The Audit Committee shall prepare for inclusion in any proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), beginning with the 2001 annual meeting of shareholders, the report described in Item 306 of Regulation S-K.

      I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller and the most senior other person, if any, responsible for the internal audit activities that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, the Chairman shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgement believes should be considered by the Audit Committee prior to its next scheduled meeting.

      J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgement believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

      K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

      L. The Audit Committee shall prepare minutes of its meetings that shall be presented to the board of directors for review. The Audit Committee may determine that some or all of its minutes shall not be made available to members of management who are directors of the Company.

      M. The Audit Committee shall regularly report to the board of directors concerning any action the Audit Committee in the exercise of its business judgement believes the board of directors should consider.

      N. The Audit Committee shall meet privately at least once per year with: (i) the outside auditor, (ii) the Chief Financial Officer, (iii) the Controller, and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.


                                  IGI, INC,
                PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 16, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

      The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John Ambrose, Robert E. McDaniel and Domenic Golato, and each of them singly, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of IGI, Inc. (the "Company") to be held on Wednesday, May 16, 2001 at 10:00 a.m. at the offices of IGI, Inc., Wheat Road and Lincoln Avenue, Buena, New Jersey, and at any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

               PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND
                  RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE

(1)   Election of Directors

      [ ]  For All Nominees                   [ ]  Withhold Authority

      Robert E. McDaniel, Jane E. Hager, Terrence O'Donnell, Constantine L. Hampers, M.D., Terrence D. Daniels, Stephen J. Morris, Earl K. Lewis and Donald W. Joseph.

      NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Nominees" box and strike a line through the name(s) of the nominee(s) that you do not wish to vote for. Your shares voted will be voted for the remaining nominee(s).

(2) To ratify the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year.

      For [ ]           Against [ ]           Abstain [ ]

(3) To approve the adoption of and the increase in the number of shares authorized under the Company's 1999 Director Stock Option Plan.

      For [ ]           Against [ ]           Abstain [ ]

(4) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND A VOTE "FOR" PROPOSALS 2 AND 3.

Please be sure to sign and date this Proxy     Date:
                                                    -----------------------

---------------------------------------        ----------------------------
Stockholder sign here                          Co-owner sign here

                                               Mark box at right if an
                                               address change or comment
                                               has been noted on the
                                               reverse side of this card. [ ]